Exhibit 24

PPL CORPORATION

POWER OF ATTORNEY

WITH RESPECT TO:

1. 2020 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K;
2.OMNIBUS SHELF REGISTRATION STATEMENT; AND
3.DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN REGISTRATION STATEMENT

The undersigned directors of PPL Corporation, a Pennsylvania corporation, do hereby appoint each of Vincent Sorgi, Joseph P. Bergstein, Jr., Joanne H. Raphael, Jennifer L. McDonough and W. Eric Marr, and each of them, their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution:

(i)to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 ("Form 10-K Report") and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Form 10-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith; and
(ii)to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, (A) of various securities of PPL Corporation or its subsidiaries (without designation as to the amount of such securities), which securities may include guarantees by PPL Corporation of the securities of such subsidiaries, and (B) of shares of common stock, par value $.01 per share, of PPL Corporation to be issued under the PPL Corporation Direct Stock Purchase and Dividend Reinvestment Plan, and, in each case, any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.

The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of February, 2021.

/s/ Arthur P. Beattie	/s/ William H. Spence
Arthur P. Beattie	William H. Spence

/s/ John W. Conway	/s/ Natica von Althann
John W. Conway	Natica von Althann

/s/ Steven G. Elliott	/s/ Keith H. Williamson
Steven G. Elliott	Keith H. Williamson

/s/ Venkata Rajamannar Madabhushi	/s/ Phoebe A. Wood
Venkata Rajamannar Madabhushi	Phoebe A. Wood

/s/ Craig A. Rogerson	/s/ Armando Zagalo de Lima
Craig A. Rogerson	Armando Zagalo de Lima